CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Global Medium-Term Notes, Series A	$10,643,500	$1,219.75

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

March 2012 Pricing Supplement No. 51 Dated March 27, 2012 Registration Statement No. 333-169119 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated
Contingent Income Auto-Callable Securities offer the opportunity for investors to earn a contingent quarterly payment equal to 1.938% of the stated principal amount with respect to each quarterly determination date on which the closing price of the underlying stock is greater than or equal to 75% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment. However, if on any determination date the closing price of the underlying stock is less than the initial share price, the securities will not be redeemed and if that closing price is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, which will occur if the securities are not redeemed prior to maturity and the closing price of the underlying stock is below the downside threshold level on the final determination date, in which case investors will be exposed to the decline in the closing price of the underlying stock and the value of those shares investors receive at maturity will be significantly less than the stated principal amount of the securities and could be zero. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying stock. The securities are senior notes issued as part of Barclays Bank PLC’s Global Medium-Term Notes Program. The securities are not, either directly or indirectly, an obligation of any third party, and any payment to be made on the securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.

FINAL TERMS
Issuer:	Barclays Bank PLC
Underlying stock:	QUALCOMM Incorporated common stock
Aggregate principal amount:	$10,643,500
Stated principal amount:	$10 per security
Issue price:	$10 per security (See “Commissions and Issue Price” below)
Pricing date:	March 27, 2012 (or if such day is not a scheduled trading day, the next succeeding scheduled trading day).
Original issue date:	March 30, 2012
Maturity date:	March 30, 2015
Early redemption:

If, on any of the first eleven determination dates, the determination closing price of the underlying stock is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment on the third business day following the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Determination closing price:	The closing price of the underlying stock on any determination date other than the final determination date times the adjustment factor on such determination date
Contingent quarterly payment:	•

If, on any determination date, the determination closing price or the final share price, as applicable, is greater than or equal to the downside threshold level, we will pay a contingent quarterly payment of $0.1938 (1.938% of the stated principal amount) per security on the related contingent payment date.

•

If, on any determination date, the determination closing price or the final share price, as applicable, is less than the downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Determination dates:

June 27, 2012, September 27, 2012, December 27, 2012, March 27, 2013, June 27, 2013, September 27, 2013, December 27, 2013, March 27, 2014, June 27, 2014, September 29, 2014, December 29, 2014 and March 25, 2015 (subject to postponement if a market disruption event occurs or is continuing with respect to the underlying stock on any determination date). We also refer to March 25, 2015 as the final determination date.

Contingent payment dates:

With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.

Payment at maturity:	• If the final share price is greater than or equal to the downside threshold level:	(i) The stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.

• If the final share price is less than the downside threshold level:

At our option (i) a number of shares of the underlying stock equal to the product of the exchange ratio times the adjustment factor, each as of the final determination date (the “physical delivery amount”)*, or (ii) the cash value of such shares as of the final determination date determined as follows: the exchange ratio times the adjustment factor times the final share price.

Exchange ratio:	The stated principal amount divided by the initial share price
Adjustment factor:	1.0*
Downside threshold level:	$51.37, which is equal to 75% of the initial share price
Initial share price:	$68.49, which is the closing price of the underlying stock on the pricing date*
Final share price:	The closing price of the underlying stock on the final determination date*
CUSIP:	06741L187
ISIN:	US06741L1879
Listing:	The securities will not be listed on any securities exchange.
Selected Dealer:	Morgan Stanley Smith Barney LLC (“MSSB”)

Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)	Proceeds to Issuer
Per security	$10.00	$0.225	$9.775
Total	$10,643,500	$239,478.75	$10,404,021.25

* The physical delivery amount, the initial share price of the underlying stock and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

(1) MSSB and its financial advisors will collectively receive from the Agent, Barclays Capital Inc., a fixed sales commission of $0.225 for each security they sell. See “Supplemental Plan of Distribution.”

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW BEFORE YOU MAKE AN INVESTMENT DECISION.

Prospectus dated August 31, 2010
Prospectus Supplement dated May 27, 2011

See “Additional Terms of the Securities” on page 4 of this pricing supplement. The securities will have the terms specified in the prospectus dated August 31, 2010, the prospectus supplement dated May 27, 2011 and this pricing supplement. See “Risk Factors” on page 13 of this pricing supplement and “Risk Factors” beginning on page S-6 of the prospectus supplement for risks related to investing in the securities.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley Smith Barney LLC	Barclays Capital Inc.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

Additional Terms of the Securities

You should read this pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This pricing supplement, together with the documents listed below, contain the terms of the securities and supersede all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

The securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. In addition, the securities will not be guaranteed by the Federal Deposit Insurance Corporation under the FDIC’s temporary liquidity guarantee program.

In connection with this offering, Morgan Stanley Smith Barney LLC is acting in its capacity as a selected dealer.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing price and (2) the final share price.

Diagram #1: First Eleven Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on page 10.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

Fact Sheet

The securities offered are senior unsecured obligations of Barclays Bank PLC, do not guarantee any repayment of principal at maturity and have the terms described in the accompanying prospectus supplement and the prospectus, as supplemented or modified by this pricing supplement. The securities provide a contingent quarterly payment equal to $0.1938 (1.938% of the stated principal amount per security) with respect to each quarterly determination date on which the closing price of the underlying stock is greater than or equal to the downside threshold level (unless the securities have been previously subject to early redemption). The securities will be automatically redeemed if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date except for the final determination date. Investors must be willing to accept the risk of not receiving any contingent quarterly payments and also the risk of receiving at maturity shares of the underlying stock that have no value or are worth significantly less than the stated principal amount per security (or, at our option, the cash value, if any, of those shares), which will occur if the securities are not redeemed prior to maturity and the final share price is less than the downside threshold level. Under this scenario, you could lose your entire investment. The securities are senior notes issued as part of Barclays Bank PLC’s Global Medium-Term Notes, Series A. The securities are not, either directly or indirectly, an obligation of any third party, and any payment to be made on the securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
March 27, 2012	March 30, 2012	March 30, 2015

Key Terms
Issuer:	Barclays Bank PLC
Underlying stock:	QUALCOMM Incorporated common stock
Aggregate principal amount:	$10,643,500
Stated principal amount:	$10 per security
Issue price:	$10 per security
Early redemption:

If, on any of the first eleven determination dates, the determination closing price of the underlying stock is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment on the third business day following the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Determination closing price:	The closing price of the underlying stock on any determination date other than the final determination date times the adjustment factor on such determination date
Contingent quarterly payment:	•

If, on any determination date, the determination closing price or the final share price, as applicable, is greater than or equal to the downside threshold level, we will pay a contingent quarterly payment equal to $0.1938 (1.938% of the stated principal amount) per security on the related contingent payment date.

•

If, on any determination date, the determination closing price or the final share price, as applicable, is less than the downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Determination dates:

June 27, 2012, September 27, 2012, December 27, 2012, March 27, 2013, June 27, 2013, September 27, 2013, December 27, 2013, March 27, 2014, June 27, 2014, September 29, 2014, December 29, 2014 and March 25, 2015 (subject to postponement if a market disruption event occurs or is continuing with respect to the underlying stock on any determination date). We also refer to March 25, 2015 as the final determination date.

Contingent payment dates:

With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.

Record date:	One business day prior to the related contingent payment date.
Payment at maturity:	• If the final share price is greater than or equal to the downside threshold level:	(i) The stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.

• If the final share price is less than the downside threshold level:

At our option (i) a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor, each as of the final determination date (the “physical delivery amount”)*, or (ii) the cash value of such shares as of the final determination date determined as follows: the exchange ratio times the adjustment factor times the final share price.

Exchange ratio:	The stated principal amount divided by the initial share price
Adjustment factor:	1.0*
Downside threshold level:	$51.37, which is equal to 75% of the initial share price
Initial share price:	$68.49, which is the closing price of the underlying stock on the pricing date*

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

Final share price:	The closing price of the underlying stock on the final determination date*
Risk factors:	Please see “Risk Factors” beginning on page 13.
No fractional shares:

At maturity, if the payment on the securities, if any, is to be made in shares of the underlying stock, we will deliver the number of shares of the underlying stock due with respect to the securities, as described above, but we will pay cash in lieu of delivering any fractional share of the underlying stock in an amount equal to the corresponding fractional closing price of such fraction of a share of the underlying stock, as determined by the calculation agent as of the final determination date.

Postponement of maturity date:

The maturity date will be postponed if the final determination date is postponed due to the occurrence or continuance of a market disruption event with respect to the underlying stock on such final determination date. In such a case, the maturity date will be postponed by the same number of business days from but excluding the originally scheduled final valuation date; provided that, the final determination date may not be postponed to a date later than the originally scheduled maturity date, or if the originally scheduled maturity date is not a business day, later than the first business day after the originally scheduled maturity date. See “Terms of the Notes — Maturity Date” and “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Market disruption events and antidilution adjustments:

The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final determination date, the initial share price, the final share price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the underlying stock, see “Reference Assets— Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset”.

General Information
Listing:		The securities will not be listed on any securities exchange.
CUSIP:		06741L187
ISIN:		US06741L1879
Minimum ticketing size:		$1,000 (100 securities)
Material U.S. federal income tax considerations:

The material tax consequences of your investment in the securities are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your securities as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your securities in the initial issuance of the securities).

The United States federal income tax consequences of your investment in the securities are uncertain and the Internal Revenue Service could assert that the securities should be taxed in a manner that is different than described below. Pursuant to the terms of the securities, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your securities as a contingent income bearing executory contract with respect to the underlying stock. Except as otherwise noted below under “Alternative Treatments”, the discussion below assumes that the securities will be so treated.

Because you might not receive any contingent coupon payments, we think it is more reasonable to treat the securities as a contingent income bearing executory contract than to treat the securities as an investment unit consisting of a deposit and a put option, as described below under “—Alternative Treatments”. However, there is no guarantee that the Internal Revenue Service will agree with this treatment, and you should consult your tax advisor as to the possible alternative treatments in respect of the securities.

If your securities are properly treated as a contingent income bearing executory contract, it would be reasonable (i) to treat any contingent coupon payments you receive on the securities as items of ordinary income taxable in accordance with your regular method of accounting for U.S. federal income tax purposes and (ii) to recognize capital gain or loss upon the sale, exchange, early redemption or receipt of cash upon the maturity of your securities in an amount equal to the difference (if any) between the amount you receive at such time (other than amounts attributable to a contingent coupon payment) and your basis in the securities for U.S. federal income tax purposes. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year, and otherwise should generally be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income. Any character mismatch arising from your inclusion of ordinary income and capital loss (if any) upon the sale, exchange, early redemption or maturity of your securities may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

Moreover, in the event you receive shares upon the maturity of the securities, such loss may be deferred (as described in the following paragraph).

It is possible that the Internal Revenue Service could assert that your holding period in respect of your securities should end on the date on which the amount you are entitled to receive upon the redemption or maturity of your securities is determined, even though you will not receive any amounts from us in respect of your securities prior to the redemption or maturity of your securities. In such case, there are circumstances under which you could be treated as having a holding period in respect of your securities that is less than one year even if you receive cash upon the redemption of your securities at a time that is more than one year after the beginning of your holding period.

If you receive shares upon the maturity of your securities, it is not clear whether the receipt of shares should be treated as (i) a taxable settlement of the securities followed by a purchase of the shares or (ii) a tax-free purchase of the shares pursuant to the original terms of the securities. Accordingly, you should consult your tax advisor about the tax consequences to you of receiving shares upon the maturity of your securities. If the receipt of the shares is treated as a taxable settlement of the securities followed by a purchase of the shares, you should (i) recognize capital loss in an amount equal to the difference between the fair market value of the shares you receive at such time plus the cash received in lieu of a fractional share, if any, and your tax basis in the securities, and (ii) take a basis in such shares in an amount equal to their fair market value at such time. If, alternatively, the receipt of shares upon the maturity of your securities is treated as a tax-free purchase of the shares, (i) the receipt of shares upon maturity of your securities should not give rise to the current recognition of gain or loss at such time, (ii) you should take a carryover basis in such shares equal to the basis you had in your securities (determined as described below, subtracted by the basis attributable to fractional shares, if any), and (iii) if you receive cash in lieu of a fractional share upon the physical delivery amount, you should recognize short-term capital loss equal to the difference between the amount of cash you receive and your tax basis in the fractional share. In general, your tax basis in your securities will be equal to the price you paid for the securities. Your holding period in the shares you receive upon the maturity of your securities will begin on the day after you receive such shares.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your securities in the manner described above. This opinion assumes that the description of the terms of the securities in this pricing supplement are materially correct.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF INVESTING IN THE SECURITIES.

Alternative Treatments. As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the securities, possibly with retroactive effect. Other alternative treatments for your securities may also be possible under current law. For example, it is possible that a security could be treated as a debt instrument that is subject to the special tax rules governing contingent payment debt instruments. If your securities are so treated, you would be required to accrue interest income over the term of your securities and you would recognize gain or loss upon the sale, exchange, early redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. Any gain you recognize upon the sale, exchange, early redemption or maturity of your securities would be ordinary income and any loss recognized by you at such time would generally be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your securities, and thereafter would be capital loss.

It is also possible that (i) you should not include the contingent coupon payments in income as you receive them and instead you should reduce your basis in your securities by the amount of the contingent coupon payments that you receive; or (ii) if a contingent coupon is paid at early redemption or maturity, such contingent coupon payment should not separately be taken into account as ordinary income but instead should increase the amount of capital gain or decrease the amount of capital loss that you recognize at early redemption or maturity.

It is also possible that your securities could be treated as an investment unit consisting of (i) a debt instrument that is issued to you by us and (ii) a put option in respect of the underlying stock that is issued by you to us. For a discussion of the tax considerations applicable to this alternative treatment, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options” in the accompanying prospectus supplement.

You should consult your tax advisor with respect to these possible alternative treatments.

For a further discussion of the tax treatment of your securities as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the securities. For additional, important considerations related to tax risks associated with investing in the securities, you should also examine the discussion in “Risk Considerations—The U.S. federal income tax treatment of an investment in the securities is uncertain”, in this pricing supplement.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your securities), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Barclays currently does not withhold on payments to non-U.S. holders in respect of instruments such as the securities. However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any contingent coupon payments at a 30% rate, unless you have provided to Barclays (i) a valid Internal Revenue Service Form W-8ECI or (ii) a valid Internal Revenue Service Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding. If Barclays elects to withhold and you have provided Barclays with a valid Internal Revenue Service Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding, Barclays may nevertheless withhold up to 30% on contingent coupon payments it makes to you if there is any possible characterization of the payments that would not be exempt from withholding under the treaty. In addition, non-U.S. holders will be subject to the general rules regarding information reporting and backup withholding as described under the heading “Certain U.S. Federal Income Tax Considerations— Information Reporting and Backup Withholding “ in the accompanying prospectus supplement.

In addition, the Treasury Department has issued proposed regulations under Section 871 of the Internal Revenue Code of 1986 as amended which could ultimately require us to treat all or a portion of any payment in respect of your securities as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). You could also be required to make certifications prior to, or upon the sale, exchange, early redemption or maturity of the securities in order to avoid or minimize withholding obligations, and you could be subject to withholding (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the securities when these regulations are finalized.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underlying stock and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the level, value or price of reference assets and their components, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Contact:

Morgan Stanley Smith Barney LLC (“MSSB”) clients may contact their MSSB sales representative or MSSB’s principal executive offices at 2000 Westchester Avenue, Purchase, New York 10577 (telephone number 800- 869-3326). A copy of each of these documents may be obtained from Barclays Bank PLC or the agent Barclays Capital Inc. at 1-888-227-2275 (Extension 2-3430) or 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

* The physical delivery amount, the initial share price of the underlying stock and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

This pricing supplement represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the front page of this document.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

Hypothetical Examples

The below examples are based on the following terms:

Initial Share Price:	$68.490
Downside Threshold Level:	$51.370, which is 75% of the initial share price
Exchange Ratio:	0.146, which is the stated principal amount divided by the initial share price
Adjustment Factor:	1.0
Contingent Quarterly Payment:	$0.194 (1.94% of the stated principal amount).
Stated Principal Amount:	$10 per security

In Examples 1 and 2, the closing price of the underlying stock fluctuates over the term of the securities and the determination closing price of the underlying stock is greater than or equal to the initial share price of $68.490 on one of the first eleven determination dates. Because the determination closing price is greater than or equal to the initial share price on one of the first eleven determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the determination closing price on the first eleven determination dates is less than the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1			Example 2

Determination Dates	Hypothetical Determination Closing Price	Contingent Quarterly Payment	Early Redemption Payment*	Hypothetical Determination Closing Price	Contingent Quarterly Payment	Early Redemption Payment

#1	$41.094	$0	N/A	$53.422	$0.194	N/A

#2	$68.490	—*	$10.194	$43.834	$0	N/A

#3	N/A	N/A	N/A	$41.094	$0	N/A

#4	N/A	N/A	N/A	$39.724	$0	N/A

#5	N/A	N/A	N/A	$54.792	$0.194	N/A

#6	N/A	N/A	N/A	$58.217	$0.194	N/A

#7	N/A	N/A	N/A	$34.245	$0	N/A

#8	N/A	N/A	N/A	$61.641	$0.194	N/A

#9	N/A	N/A	N/A	$65.066	$0.194	N/A

#10	N/A	N/A	N/A	$85.613	—*	$10.194

#11	N/A	N/A	N/A	N/A	N/A	N/A

Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A

Payment at Maturity	N/A			N/A

* The Early Redemption Payment includes the unpaid contingent quarterly payment with respect to the determination date on which the determination closing price is greater than or equal to the initial share price and the securities are redeemed as a result.

■

In Example 1, the securities are automatically redeemed following the second determination date as the determination closing price on the second determination date is equal to the initial share price. You receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment = $10 + $0.194 = $10.194

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

■

In Example 2, the securities are automatically redeemed following the tenth determination date as the determination closing price on the tenth determination date is greater than the initial share price. As the determination closing price on the first, fifth, sixth, eighth, ninth and tenth determination date are greater than the downside threshold level, you receive the contingent payment of $0.194 with respect to each such determination date. Following the tenth determination date, you receive an early redemption payment of $10.194, which includes the contingent quarterly payment with respect to the tenth determination date.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Further, although the underlying stock has appreciated by 25% from its initial share price on the tenth determination date, you only receive $10.194 per security and do not benefit from such appreciation.

	Example 3			Example 4

Determination Dates	Hypothetical Determination Closing Price	Contingent Quarterly Payment	Early Redemption Payment	Hypothetical Determination Closing Price	Contingent Quarterly Payment	Early Redemption Payment

#1	$41.094	$0	N/A	$41.094	$0	N/A

#2	$34.245	$0	N/A	$34.245	$0	N/A

#3	$27.396	$0	N/A	$27.396	$0	N/A

#4	$34.245	$0	N/A	$34.245	$0	N/A

#5	$27.396	$0	N/A	$27.396	$0	N/A

#6	$20.547	$0	N/A	$20.547	$0	N/A

#7	$37.670	$0	N/A	$37.670	$0	N/A

#8	$30.821	$0	N/A	$30.821	$0	N/A

#9	$27.396	$0	N/A	$27.396	$0	N/A

#10	$23.972	$0	N/A	$23.972	$0	N/A

#11	$30.821	$0	N/A	$30.821	$0	N/A

Final Determination Date	$42.806	$0	N/A	$61.641	—*	N/A

Payment at Maturity	$6.250			$10.194

   * The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.

■

In Example 3, the closing price of the underlying stock remains below the downside threshold level throughout the term of the securities. As a result, you do not receive any contingent payments during the term of the securities and, at maturity, you are fully exposed to the decline in the closing price of the underlying stock. As the final share price is less than the downside threshold level, investors will receive a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor or the cash value thereof, calculated as follows:

the cash value of 0.146 shares of the underlying stock = the exchange ratio times the adjustment factor times the final share price = 0.146 x 1.0 x $42.806 = $6.250

In this example, the value of shares you receive at maturity is significantly less than the stated principal amount.

■

In Example 4, the closing price of the underlying stock decreases to a final share price of $68.490. Although the final share price is less than the initial share price, because the final share price is still not less than the downside threshold level, you receive the stated principal amount plus a contingent quarterly payment with respect to the final determination date. Your payment at maturity is calculated as follows:

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

$10 + $0.194 = $10.194

In this example, although the final share price represents approximately a 10% decline from the initial share price, you receive the stated principal amount per security plus the contingent quarterly payment, equal to a total payment of $10.194 per security at maturity.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and the accompanying prospectus. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

■

The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying stock, as compared to the initial share price, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of shares of the underlying stock equal to the exchange ratio times the adjustment factor (or, at our option, the cash value of such shares). The value of those shares (or that cash) will be less than 75% of the stated principal amount and could be zero.

■

The contingent quarterly payment is based solely on the determination closing price or the final share price, as applicable. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the determination closing price or the final share price, as applicable. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the determination closing price on a specific determination date or the final share price, as applicable, if such determination closing price or final share price is less than the downside threshold level, you will not receive any contingent quarterly payment with respect to such determination date, even if the closing price of the underlying stock was higher on other days during the term of the securities.

■

You will not receive any contingent quarterly payment for any quarterly period where the determination closing price is less than the downside threshold level. A contingent quarterly payment will be made with respect to a quarterly period only if the determination closing price is greater than or equal to the downside threshold level. If the determination closing price remains below the downside threshold level on each determination date over the term of the securities, you will not receive any contingent quarterly payments.

■

Investors will not participate in any appreciation in the price of the underlying stock. Investors will not participate in any appreciation in the price of the underlying stock from the initial share price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the determination closing price or the final share price, as applicable, is greater than or equal to the downside threshold level. It is possible that the closing price of the underlying stock could be below the downside threshold level on most or all of the determination dates so that you will receive little or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

■

Contingent repayment of principal applies only at maturity. You should be willing to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of the underlying stock is above the downside threshold level.

■

Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

■

Market price influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing price of the underlying stock on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stock,

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

o	whether the determination closing price has been below the downside threshold level on any determination date,

o	dividend rates on the underlying stock,

o	interest and yield rates in the market,

o	time remaining until the securities mature,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the final share price of the underlying stock,

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Historical Information” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

■

The securities are subject to the credit risk of the Issuer, Barclays Bank PLC. The securities are senior unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and are not guaranteed by a third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

■

Investing in the securities is not equivalent to investing in the common stock of QUALCOMM Incorporated. Investors in the securities will not own the underlying stock or have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.

■

No affiliation with QUALCOMM Incorporated. QUALCOMM Incorporated is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to QUALCOMM Incorporated in connection with this offering.

■

Single equity risk. The price of the underlying stock can rise or fall sharply due to factors specific to the underlying stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the underlying stock.

■

We may engage in business with or involving QUALCOMM Incorporated without regard to your interests. We or our affiliates may presently or from time to time engage in business with QUALCOMM Incorporated without regard to your interests and thus may acquire non-public information about QUALCOMM Incorporated Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to QUALCOMM Incorporated, which may or may not recommend that investors buy or hold the underlying stock.

■

The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. Barclays Bank PLC, as calculation agent, will adjust the amount payable at maturity for certain corporate events affecting the underlying stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final determination date. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

■

The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Barclays Bank PLC. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Bank PLC is willing to transact. If, at any time, Barclays Bank PLC were not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

■

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Barclays Bank PLC is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction. In addition, any secondary market prices may differ from values determined by pricing models used by Barclays Bank PLC, as a result of dealer discounts, mark-ups or other transaction costs.

■

Hedging and trading activity by our subsidiaries could potentially affect the value of the securities. One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stock), including trading in the underlying stock. Some of our subsidiaries also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price and, as a result, the downside threshold level which is the price at or above which the underlying stock must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying stock on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.

■

The calculation agent will make determinations with respect to the securities. As calculation agent, Barclays Bank PLC makes determinations including, but not limited to, the initial share price, the downside threshold level, the final share price, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive upon an automatic early redemption or at maturity, if any. Determinations made by Barclays Bank PLC, in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, may affect the payout to you upon an automatic early redemption or at maturity.

■

Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

■

Higher contingent quarterly payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying stock reflects a higher expectation as of the pricing date that the price of the underlying stock could close below the downside threshold level on the valuation date of the securities. This greater expected risk will generally be reflected in a higher contingent quarterly payment for that security. However, while the contingent quarterly payment is set on the pricing date, the underlying stock’s volatility may change significantly over the term of the securities. The price of the underlying stock for your securities could fall sharply, which could result in a significant loss of principal.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

■

Suitability of the securities for investment. You should reach a decision to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement, and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

■

In some circumstances, the payment you receive on the securities may be based on the stock of another company and not the underlying stock. Following certain corporate events relating to the issuer of the underlying stock where the issuer is not the surviving entity, your return on the securities paid by Barclays Bank PLC may be based on the shares of a successor to the respective underlying stock issuer or any cash or any other assets distributed to holders of the underlying stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. For more information, see the section “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” of the prospectus supplement.

■

The U.S. federal income tax treatment of an investment in the securities is uncertain. The U.S. federal income tax treatment of the securities is uncertain and the Internal Revenue Service could assert that the securities should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the securities and whether all or part of the gain you may recognize upon the sale, exchange, early redemption or maturity of an instrument such as the securities could be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case (i) increase the likelihood that you will be required to accrue income even if you do not receive any payments with respect to the securities until early redemption or maturity and (ii) require you to accrue income in excess of any contingent coupon payments received on the securities. The outcome of this process is uncertain. In addition, any character mismatch arising from your inclusion of ordinary income and capital loss (if any) upon the sale or maturity of your securities may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

Information about the Underlying Stock

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware. The underlying stock’s SEC file number is 000-19528.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of QUALCOMM Incorporated We have derived all disclosures contained in this document regarding QUALCOMM Incorporated stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to QUALCOMM Incorporated Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding QUALCOMM Incorporated is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning QUALCOMM Incorporated could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

Historical Information

The table below sets forth the published high and low closing prices of the underlying stock for each quarter in the period from January 1, 2006 through March 27, 2012. The closing price of the underlying stock on March 27, 2012 was $68.490. The associated graph shows the closing prices of the underlying stock for each day in the same period. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the determination dates.

QUALCOMM Incorporated common stock (CUSIP 747525103)	High ($)	Low ($)	Period End ($)
2006

First Quarter	50.850	44.000	50.610

Second Quarter	52.740	38.690	40.070

Third Quarter	39.460	33.310	36.350

Fourth Quarter	39.840	34.660	37.790

2007

First Quarter	43.730	37.150	42.660

Second Quarter	46.380	41.020	43.390

Third Quarter	45.350	36.090	42.260

Fourth Quarter	43.380	37.290	39.350

2008

First Quarter	43.790	35.970	41.000

Second Quarter	50.420	41.190	44.370

Third Quarter	56.390	39.880	42.970

Fourth Quarter	42.480	29.210	35.830

2009

First Quarter	39.540	32.780	38.910

Second Quarter	46.340	39.360	45.200

Third Quarter	48.450	43.060	44.980

Fourth Quarter	46.860	40.680	46.260

2010

First Quarter	49.470	35.560	41.990

Second Quarter	43.290	32.840	32.840

Third Quarter	45.120	31.960	45.120

Fourth Quarter	49.990	43.890	49.490

2011

First Quarter	59.580	50.210	54.830

Second Quarter	58.590	52.250	56.790

Third Quarter	59.360	46.400	53.110

Fourth Quarter	57.400	47.650	54.700

2012

First Quarter (through March 27, 2012)	68.590	55.270	68.490

We make no representation as to the amount of dividends, if any, that QUALCOMM Incorporated may pay in the future. As an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of QUALCOMM Incorporated.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

QUALCOMM Incorporated common stock – Daily Closing Prices January 1, 2006 to March 27, 2012

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Contingent Income Auto-Callable Securities due March 30, 2015
Based on the Performance of the Common Stock of QUALCOMM Incorporated

Supplemental Plan of Distribution

MSSB and its financial advisors will collectively receive from the Agent, Barclays Capital Inc., a fixed sales commission of $0.225 for each security they sell.

We expect that delivery of the securities will be made against payment for the securities on or about the issue date indicated on the cover of this pricing supplement, which will be the third business day following the expected pricing date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.